Exhibit 10.21

This DEED is made on the 5th day of November 2008

BETWEEN

(1)                                 Montpelier Underwriting Services Limited of 7th Floor, 85 Gracechurch Street, London EC3 (“Montpelier”)

(2)                                 Spectrum Syndicate Management Limited of 2nd Floor, Alexander Forbes House, 6 Bevis Marks, London, EC3A 7HL (“Spectrum”); and

(3)                                 Richard Michael Maguire Chattock of Wayside, Mount Road, Chobham, Surrey GU24 8AW, England (the “Employee”), together “the Parties”.

RECITALS

(A)       The Parties wish to amend the service agreement between Montpellier; Spectrum and the Employee dated [ ] August 2007 (the “Service Agreement”) as set out herein.

1.              AMENDMENTS

1.1.         The defined term “Employer” in the Service Agreement is hereby amended to refer in all instances to Montpelier only; except as hereinafter provided all references to Spectrum as a joint Employer of the Employee shall be deleted throughout the Service Agreement; and Spectrum shall be jointly and severally liable only in respect of employment-related liabilities and obligations arising prior to the effective date of this Amendment, including as provided in Sections 19.1 and 19.2.

1.2.         Section 1.1 of the Service Agreement regarding the defined term “Employer Committee” shall be deleted in its entirety and all other references to the “Employer Committee” throughout the Service Agreement shall be deleted and, as necessary, substituted with the defined term “Employer”.

1.3.         Section 7.1 of the Service Agreement is hereby amended, to read in its entirety as follows:

“7.1  The Employee will be based at Montpelier’s offices at 7th Floor, 85 Gracechurch Street, London EC3, or such other place in central London as the Employer shall from time to time require.”

1.4.         These amendments will take effect from 1 January 2009 and except to the extent hereinabove set forth, the Service Agreement shall continue in full force and effect without change or modification.

IN WITNESS WHEREOF, each of the parties hereto has executed this Deed as of the date first above written.

Executed as a deed by MONTPELIER UNDERWRITING SERVICES LIMITED acting by:

Director	Director/Secretary

/s/ Giuseppe Perdoni	/s/ Nicholas Newman-Young

Executed as a deed by SPECTRUM SYNDICATE MANAGEMENT LIMITED acting by:

/s/ Spectrum Syndicate Management Limited

Executed as a deed by the Employee:

/s/ Richard M.M. Chattock

Richard M.M. Chattock